UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2014

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3041 W. Pasadena Dr., Boise, Idaho 83705

(Address of principal executive offices)   (Zip Code)

(208)  955-8930

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: 

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2014, the Board of Directors of MWI Veterinary Supply, Inc. (the “Company”) appointed Mark Durcan to the Board of Directors, effective March 10, 2014, to fill the vacancy on the Board created by the retirement of John F. McNamara.  Mr. Durcan has been named to the Company’s Compensation and Corporate Governance & Nominating Committees.

Mr. Durcan has been Chief Executive Officer and a director of Micron Technology Inc. since February 2012.  Prior to that, he held a variety of positions of increasing responsibility with Micron, including President and Chief Operating Officer.

In connection with his election, Mr. Durcan was granted a restricted stock award under the Company’s Amended and Restated 2005 Stock Based Incentive Compensation Plan of 1,000 shares of common stock of the Company, to vest in three equal installments on the first, second and third anniversaries of his initial election assuming continued service as a director.  In addition, Mr. Durcan will participate in the Company’s standard compensation plan for non-employee directors, including, for the director’s first year on the Board, a prorated portion, based on the date the director joins the Board, of $120,000 in common stock of the Company and a $80,000 annual cash retainer.

A copy of the press release containing the announcement of Mr. Durcan’s appointment is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)               Exhibits

99.1	MWI Veterinary Supply, Inc. press release dated March 10, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

13
MWI VETERINARY SUPPLY, INC.
Date: March 10, 2014	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President of Finance and Administration, Chief Financial Officer